Exhibit 21



                             EQUITABLE RESOURCES, INC.

                                SUBSIDIARY COMPANIES

Andex Energy, Inc.
EQT Capital Corporation
Equitable Pipeline Company
Equitable Power Services Company
Equitable Resources (Argentina) Company
Equitable Resources (Canada) Limited
Equitable Resources Energy Company
Equitable Storage Company, L.L.C.
Equitrans, L.P.
EREC Nevada, Inc.
ERI Global Partners, Inc.
ERI Holdings
ERI Incorporated
ERI Investments, Inc.
ERI Services, Inc.
ERI Services (St. Lucia) Limited
ERI Trading Company
ET Avoca Company
ET Blue Grass Company
420 Energy Investments, Inc.
Hershey Oil Corporation
IEC Hunterdon, Inc.
IEC Management Services, Inc.
IEC Montclair, Inc.
IEC Plymouth, Inc.
Independent Energy Corporation
Independent Energy Finance Corporation
Independent Energy Operations, Inc.
Kentucky West Virginia Gas Company, L.L.C.
LIG Chemical Company
LIG, Inc.
LIG Liquids Company L.L.C.
Louisiana Intrastate Gas Company L.L.C.
Nora Transmission Company
Scallop Thermal Management, Inc.
Three Rivers Pipeline Corporation
Tuscaloosa Pipeline Company